As filed with the Securities and Exchange Commission on March 12, 2014
Registration No: 333-190811

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
___________

BANK OF MARIN BANCORP
(exact name of registrant as specified in its charter)

California	6022	20-8859754
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100
Novato, California 94947
(415) 763-4520

(Address, including zip code and telephone number,
including area code, of registrant's principal and executive offices)

Russell A. Colombo
Bank of Marin Bancorp
President and Chief Executive Officer
504 Redwood Blvd., Suite 100
Novato, California 94947
(415) 763-4520

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
___________
copies to:

John F. Stuart, Esq.
Stuart | Moore
641 Higuera Street, Suite 302
San Luis Obispo, CA 93401
(805) 545-8590

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF CONTENTS

Page
Deregistration of Common Stock	1
Signatures	2

DEREGISTRATION OF COMMON STOCK

On August 26, 2013, Bank of Marin Bancorp (the “Registrant”) registered a total of 434,829 shares of its common stock, no par value (the “Shares”), in connection with its pending acquisition of NorCal Community Bancorp. Upon the closing of the acquisition a total of 402,576 shares of its common stock, no par value, were issued by the Registrant to the former shareholders of NorCal Community Bancorp. The Registrant now desires to deregister 32,253 of the Shares, which is the balance of the Shares not issued in the acquisition.

The Registrant hereby amends its registration Statement on Form S-4 (No. 333-190811), filed with the Securities and Exchange commission (the “Commission”) on August 26, 2013 (the “Registration Statement”) by deregistering the 32,253 Shares that remain registered but were not issued pursuant to the Registration Statement as of the close of business on the date hereof.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), the Registrant hereby removes the unsold Shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement of Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Novato, state of California, on March 12, 2014.

Bank of Marin Bancorp (registrant)

Dated:	March 12, 2014	/s/ Russell A. Colombo
Russell A. Colombo
President &
Chief Executive Officer
(Principal Executive Officer)

Dated:	March 12, 2014	/s/ Tani Girton
Tani Girton
Executive Vice President &
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Members of Bank of Marin Bancorp's Board of Directors

Dated:	March 12, 2014	/s/ Stuart D. Lum *
Stuart D. Lum
Chairman of the Board

Dated:	March 12, 2014	/s/ Russell A. Colombo
Russell A. Colombo
President & Chief Executive Officer
(Principal Executive Officer)

Dated:	March 12, 2014
James C. Hale

Dated:	March 12, 2014	/s/ Robert Heller *
Robert Heller

Dated:	March 12, 2014	/s/ Norma J. Howard *
Norma J. Howard

Dated:	March 12, 2014	/s/ Kevin Kennedy *
Kevin Kennedy

Dated:	March 12, 2014	/s/ William H. McDevitt, Jr. *
William H. McDevitt, Jr.

Dated:	March 12, 2014	/s/ Michaela Rodeno *
Michaela Rodeno

Dated:	March 12, 2014	/s/ Joel Sklar *
Joel Sklar, M.D.

Dated:	March 12, 2014	/s/ Brian M. Sobel *
Brian M. Sobel

Dated:	March 12, 2014	/s/ J. Dietrich Stroeh *
J. Dietrich Stroeh

Dated:	March 12, 2014	/s/ Jan I. Yanehiro *
Jan I. Yanehiro

*	By Russell A. Colombo,
Attorney in Fact

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